                                                                       EXHIBIT 5



                                          February 10, 1997



CB Commercial Real Estate Services Group, Inc.
533 South Fremont Avenue
Los Angeles, California 90071-1798

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 610,000 shares of Common Stock, per value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the CB Commercial Real Estate Services Group, Inc. Capital Accumulation Plan (the "CAP Plan"), it is my opinion that such shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                          Very truly yours,



                                          Karen A. Tallman

Internal Revenue Service                      DEPARTMENT OF THE TREASURY
District Director
2 Cupania Circle
Monterey Park, CA 91755
                                    Employer Identification Number:
                                     52-1616016
Date:   March 8, 1996               File Folder Number:
                                     951010971
CB Commercial Holdings, Inc.        Person to Contact:
533 S. Fremont Avenue                Vickie Walker
Los Angeles, CA  90071              Contact Telephone Number:
                                     (213) 725-0905
                                    Plan Name:
                                     CB COMMERCIAL HOLDINGS, INC.
                                     CAPITAL ACCUMULATION PLAN
                                    Plan Number:  001


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your payment records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 1/17/96 and 1/26/96. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the plan adopted on 7/26/96.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is used under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

CB Commercial Holdings, Inc.
Page Two



     This plans satisfies the nondiscriminatory current availability requirement of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirement as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,


                              Richard R. Orosco
Enclosures:                   District Director
Publication 794
Addendum

CB Commercial Holdings, Inc.
Page Three



This plan also satisfies the requirements of Code section 401(k).

This plan does not provide for contributions on behalf of participants with less than one thousand hours of service during the plan year and/or does not provide for contributions on behalf of participants not employed the last day of the plan year. The provision(s) may, in operation, cause this plan to fail the coverage requirements of IRC 401(a)(26). If this discrimination occurs, this plan will not remain qualified.